UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
   Washington, D.C. 20549

DEFINITIVE

SCHEDULE 14C
INFORMATION STATEMENT

Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐  Preliminary Information Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒  Definitive Information Statement

DC BRANDS INTERNATIONAL, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒ No fee required
☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.  Title of each class of securities to which transaction applies:

2.  Aggregate number of securities to which transaction applies:

3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4.  Proposed maximum aggregate value of transaction

5.  Total fee paid

☐ Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

DC BRANDS INTERNATIONAL, INC.
1685 S. Colorado Blvd, Unit S291
Denver, CO 80222
(720) 281-7143

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of DC Brands International, Inc.:

This Information Statement is furnished to the stockholders of DC Brands International, Inc., a Colorado corporation (“DC Brands” or the “Corporation”), in connection with our prior receipt of approval by written consent in  lieu of a special meeting, of the holder of a majority of our voting securities of an amendment to  our Articles of Incorporation (the “Amendment”) to increase the number of authorized shares of common stock from 5,000,000,000 to 30,000,000,000 shares.

On May 5, 2014, DC Brands obtained the approval of the Amendment, by written consent of a stockholder that is the record owner of 201,000,000 shares of common stock and 91,111 shares of preferred stock, which represents approximately sixty-three percent (63%) of the voting power as of May 5, 2014. The filing of the Amendment with the Colorado Secretary of State cannot be effectuated until twenty (20) days after the mailing of this Information Statement.

DC BRANDS IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.  Because the written consent of the holder of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not end us one.

Only stockholders of record at the close of business on May 5, 2014 (the “Record Date”) shall be given a copy of this Information Statement. The date on which this Information Statement will be sent to stockholders will be on or about June 9, 2014.

This Information Statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ Robert H. Armstrong
Robert H. Armstrong
Chief Executive Officer

June 6, 2014

This information statement (this “Information Statement”) is being furnished to all holders of the common stock of DC Brands in connection with the proposed action by written consent to authorize the approval of an amendment of our Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000,000 shares to 30,000,000,000 shares.

ITEM 1.

INFORMATION STATEMENT

This Information Statement is being furnished to all holders of the common stock of DC Brands, in connection with resolutions of the board of directors, as approved by the written consent of the holder of 63.13% of the voting rights of the stockholders of DC Brands as of the Record Date, and provides public notice of the approval of the Amendment.

The sole member of the board of directors has unanimously approved the Amendment, and a stockholder owning approximately 64% of the outstanding voting power of DC Brands as of the Record Date, has adopted, ratified and approved the proposed actions. No other votes are required or necessary to effectuate the proposed actions. See the caption "Vote Required for Approval" below. Such action by our stockholder will be effective twenty (20) calendar days after the date this Information Statement is first mailed to our stockholders and after the filing of the Amendment and required notices with the Colorado Secretary of State's office and the State of Colorado.

The Annual Report on Form 10-K for the year ended December 31, 2013, and any reports on Form 8-K and Form 10-Q filed by DC Brands during the past year with the Securities and Exchange Commission (the “SEC”) may be viewed on the SEC’s website at www.sec.gov in the Edgar Archives. DC Brands is presently current in the filing of all reports required to be filed by it. See the caption “Where You Can Find More Information” below.

QUESTIONS AND ANSWERS REGARDING THE ACTION

Q. WHY HAS THE PROPOSAL BEEN MADE TO AMEND OUR ARTICLES OF INCORPORATION?

A. Our board of directors believes that the authorized shares of common stock remaining available for issuance may not be sufficient to fulfill all of DC Brands’ obligations to holders of securities convertible into shares of common stock of DC Brands. Accordingly, our board of directors believes that it is in DC Brands’ best interests to authorize the increase in the number of authorized shares of common stock as proposed. The increase in the number of authorized shares of common stock is recommended by DC Brands’ board of directors in order to provide a sufficient reserve of such shares to fulfill such obligations and for the future growth and needs of DC Brands.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION?

A. The sole member of the board of directors has approved the proposed amendment of our Articles of Incorporation as it is in the best interests of DC Brands and the best interests of the current stockholders of DC Brands.

Q. WHAT VOTE OF THE STOCKHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposal, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required. A consent in favor of the proposal has already been received from a stockholder holding approximately sixty-three percent (63%) of the voting securities of DC Brands.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. DC Brands will pay for the delivery of this Information Statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Bob Armstrong, Chief Financial Officer of DC Brands International, Inc., telephone (720) 281-7143

VOTE REQUIRED FOR APPROVAL

The board of directors of DC Brands has adopted, ratified and approved the proposal to authorize the Amendment, and a stockholder of the Company holding a majority of the voting power on the Record Date has approved the Amendment.

AMENDMENT OF ARTICLES OF INCORPORATION

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER SHARES OF COMMON STOCK

Purpose: DC Brands’ board of directors has unanimously adopted a resolution seeking stockholder approval to authorize an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000,000 shares to 30,000,000,000 shares. DC Brands’ Articles of Incorporation, as currently in effect, authorizes DC Brands to issue up to 5,000,000,000 shares of common stock, par value $0.001 per share. The board of directors has proposed an increase in the number of authorized shares of the common stock of DC Brands and a stockholder holding a majority of the outstanding voting power has approved the filing of the Amendment. Upon the filing of the Amendment, DC Brands will be authorized to issue 30,000,000,000 shares of common stock and the authorized number of shares of preferred stock, will remain the same.

The board of directors believes that authorizing this increase in the number of authorized shares of common stock is in the best interest of DC Brands and its stockholders in that it could be obligated to issue common stock upon conversion of certain existing outstanding convertible debt and preferred stock in excess of the amount authorized and it will provide the Company with available shares that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock options, convertible debt and equity financings. On May 5, 2014, DC Brands had 13,366,070 shares of common stock available for issuance (when combining shares issued and shares reserved for three debt holders with convertible debt) which we believe may not be sufficient to satisfy all outstanding debt obligations

On May 5, 2014, we had convertible debt in outstanding principal balance of $3,225,239 convertible into shares of common stock based upon the closing price of our stock on the conversion date. Of such debt, most of it converts into shares of our common stock at a conversion price of 50% of the greater of the closing price or the highest bid price of our common stock on the date of conversion, In addition, our Series B, C, E, F & G preferred shares converts into shares of common stock at various percentages of our outstanding voting capital stock, calculated on a fully diluted basis as of the date of the notice of conversion. Therefore, it is difficult for us to accurately quantify the number of shares that we will be required to issue upon such conversions. Using the May 5, 2014 numbers, if all of the Company’s outstanding debt and all of our preferred stock were to convert to common stock, we would be required to issue approximately an additional 24,641,211,162 shares, which would exceed the number of shares currently available for issuance. The board of directors believes that it is in DC Brands' and DC Brands' stockholders' best interests to authorize it to increase the availability of additional authorized but unissued capital stock to enable DC Brands to promptly take advantage of market conditions and the availability of favorable opportunities without delay and expense associated with holding a special meeting of stockholders and to enable it to meet any obligations it may have to issue shares of common stock. The board of directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose other than the issuance of shares upon conversion of existing debt and other outstanding convertible securities in accordance with their respective terms. Although DC Brands has no other current financing plans or understandings, agreements or commitments for financing, if an opportunity should present itself, DC Brands may issue shares of common stock in connection with such a financing.

The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of DC Brands, except as provided under Colorado corporate law or under the rules of any national securities exchange on which shares of stock of DC Brands are then listed. Under DC Brands’ Articles of Incorporation, the DC Brands stockholders do not have preemptive rights to subscribe to additional securities which may be issued by DC Brands, which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of DC Brands in order to maintain their proportionate ownership of DC Brands' stock.

Effect: Issuance of any additional shares of common stock would both dilute the equity interest and the earnings per share of existing holders of the Company’s common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock. However, the increase could have a dilutive effect on the voting power of existing stockholders.

The authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of DC Brands by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the board of directors determines is not in the best interests of DC Brands and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for DC Brands stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting DC Brands’ current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of DC Brands' business. However, the board of directors is not aware of any attempt to take control of DC Brands and the board of directors did not propose the increase in DC Brands' authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock.  Each share of common stock will continue to entitle its owner to one vote.

As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on May 5, 2014 as the record date for the determination of the stockholders entitled to notice of the action by written consent.

As of May 5, 2014, DC Brands had issued and outstanding 3,405,214,224 shares of common stock. A stockholder holding controlling interests equaling 64.32% of voting rights of the securities of DC Brands, as of the Record Date, has consented to the action required to authorize the Amendment.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of May 5, 2014, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company’s common stock; (ii) all directors and executive officers; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of May 5, 2014, there were 3,405,214,224 shares of common stock issued and outstanding and 153,667 shares of preferred stock issued and outstanding.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percentage of Class
Bob Armstrong	10,999,589,849	63.13%

All executive officers and directors as a group (one person)	10,999,589,849	63.13%

(1)  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

Shares Issued	Series A	Series B	Series C	Series D	Series E	Series F	Series G	Total
Issued as of 12/31/2013	91,111	269	1,641	44,663	2,776	5,500	6,000	151,960
For conversion to debt	-	(163)		-	-	-	-	$(439,836)
Issued as of 5/5/2014	91,111	106	1,641	44,663	2,776	5,500	6,000	151,980
% of Common Stock convertible into	51.25%	7.95%	1.64%	0.00%	8.12%	5.50%	6.00%	80.46%

	Voting Only
	Not Ownership			Upside Only
Common Stock if Series Converted converted	3,579,901,714	294,210,509	56,867,078		301,020,937	198,353,729	217,252,667	4,647,606,634
Common stock if all Series converted at once	10,798,589,849	887,470,905	171,536,622		908,014,213	598,323,845	655,331,525	14,019,266,960

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any action covered by the related resolutions adopted by the board of directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Information Statement the following documents we have previously filed with the SEC: our annual report on Form 10-K for the year ended December 31, 2013, and any reports on Form 8-K or other forms which have been filed with the SEC. All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at 1685 S. Colorado Blvd, Unit S291, Denver, CO 80222 stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated: June 6, 2014

By Order of the Board of Directors

/s/ Robert H. Armstrong
Robert H. Armstrong, Chief Executive Officer, Chief Financial Officer and Sole Director

APPENDICES

Exhibit A –	Written Consent of the Majority Stockholder

Exhibit B –	Certificate of Amendment to Articles of Incorporation

Exhibit A

STATEMENT OF ACTION
BY WRITTEN CONSENT OF THE
MAJORITY STOCKHOLDER OF
DC BRANDS INTERNATIONAL, INC.

The undersigned, being the majority stockholder of DC Brands International, Inc., a Colorado corporation (the "Corporation"), and acting hereunder without the convening of a formal meeting pursuant to Section 7-107-104 of the Colorado Revised Statutes, does hereby consent in writing to and adopt the following resolutions:

RESOLVED, that the Certificate of Amendment to the Articles of Incorporation of the Corporation, in the form attached hereto (the “Amendment”), be, and hereby is, approved and the appropriate officers of the Corporation be, and hereby are, authorized, empowered and directed to file the Amendment on behalf of the Corporation with the Secretary of State of the State of Colorado and to make all filings necessary in connection therewith with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned majority stockholder of the Corporation has executed this Statement of Action by Written Consent as of the 5th day of May, 2014.

/s/ Robert H. Armstrong
Robert H. Armstrong

A-1

Exhibit B

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
DC BRANDS INTERNATIONAL, INC.

Pursuant to CRS 7-90-301 and 7-110-106 of the Colorado Revised Statutes, the undersigned person, desiring to amend the Articles of Incorporation of DC BRANDS INTERNATIONAL, INC., under the laws of the State of Colorado, does hereby sign, verify, and deliver to the Office of the Secretary of State of Colorado, this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Company"):

The amendment contained herein was approved by a majority vote of stockholders of the Company on March 14, 2014.

FIRST: The Articles of Incorporation of the Company were first filed and approved by the Office of the Secretary of State of Colorado on April 29, 1998. This Amendment to the Articles will become effective upon the filing of the Articles of Amendment with the Colorado Secretary of State.

SECOND: That ARTICLE THIRD shall be amended to increase the aggregate number of shares which the Company shall have the authority to issue to 30,025,000,000 shares, of which 30,000,000,000 shall be shares of common stock and 25,000,000 shares shall be preferred stock.

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to the Articles of Incorporation to be signed by Robert H. Armstrong, its Chief Executive Officer, this     day of June , 2014.

Robert H. Armstrong Chief Executive Officer

B-1